UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 27, 2012

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.)
2030 DOW CENTER, MIDLAND, MICHIGAN 48674
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: 989-636-1000
Not applicable (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On March 27, 2012, the Board of Directors of The Dow Chemical Company (“Dow” or the “Company”) approved a restructuring plan as part of a series of actions to optimize its portfolio, respond to changing and volatile economic conditions, particularly in Western Europe, and to advance the Company's Efficiency for Growth program, initiated by the Company in the second quarter of 2011. The restructuring plan includes the elimination of approximately 900 positions and the shutdown of a number of manufacturing facilities including the Company's toluene diisocyanate (“TDI”) manufacturing facility in Camaçari, Brazil, which was previously impaired, as well as the facilities described in Item 2.06 below. All of these actions are expected to be completed during the next two years.

The Company will record a charge of approximately $250 million in the first quarter of 2012. The charge will consist of severance costs of approximately $110 million and contract cancellation fees of approximately
$140 million associated with this restructuring plan.

All severance costs and most of the contract cancellation fees will result in future cash expenditures. A portion of the contract cancellation fees will be settled in product.

The Company will involve local stakeholders as defined in each country and in compliance with local practices and requirements.

Item 2.06 Material Impairments.

On March 27, 2012, the Board of Directors of the Company approved a restructuring plan, which includes the shutdown of a number of facilities around the world, as part of a series of actions to optimize its portfolio, respond to changing and volatile economic conditions, particularly in Western Europe, and to advance the Company's Efficiency for Growth program. As a result of these activities, which are scheduled to be completed by the end of 2012, the Company will record a charge of approximately $100 million in the first quarter of 2012 for asset impairments, including the write-down of certain manufacturing assets and facilities and the write-off of certain capital project spending. The most significant items are described below:

•
The Company evaluated its facilities that manufacture STYROFOAM™ brand insulation and as a result, the decision was made to shut down facilities in Balatonfuzfo, Hungary; Estarreja, Portugal; and Charleston, Illinois. In addition, a facility in Terneuzen, The Netherlands will be idled and impaired.

•	The decision was made to shut down / consolidate certain manufacturing assets in the Polyurethanes and Epoxy businesses in Texas and Germany.

•	Certain capital projects were cancelled, primarily in the Polyurethanes and Functional Materials businesses.

None of the costs related to the impairment of assets or write-off of capital project spending will result in future cash expenditures.

The Company will involve local stakeholders as defined in each country and in compliance with local practices and requirements.

Section 8 - Other Events

Item 8.01 Other Events.

The Company issued a press release on April 2, 2012, regarding the preceding items. The press release is included below in its entirety.

Dow Implements Cost-Reduction Plans,
Anticipates Annual Savings of Approximately $250 Million

Actions Reinforce Dow's Previously Announced Cash Flow Intervention Capabilities

MIDLAND, MICH. - April 2, 2012 The Dow Chemical Company (NYSE:DOW) announced today that it is implementing cost reductions in line with its commitment to actively manage its portfolio and in response to continued weakness in the European economy. Actions will include closing certain manufacturing plants in Europe, North America and Latin America, as well as canceling a selection of capital projects and implementing workforce reductions, as part of the Company's previously announced cost-reduction efforts and its Efficiency for Growth program initiated in 2011.
Dow anticipates that it will save approximately $250 million annually from these actions. The savings are in addition to the $500 million in cash flow that Dow already delivered in 2011 from the inception in May 2011 of its Efficiency for Growth program, and are part of the Company's goal to deliver an additional $250 million of cash flow from cost interventions in 2012. The Company anticipates that approximately 900 positions will be eliminated worldwide, and in the first quarter, Dow will take charges totaling approximately $350 million for asset impairments and write-offs, severance and other costs related to these measures.
“These actions, while difficult, are in full alignment with our commitment to continually manage our portfolio to adapt to changing and volatile economic conditions, as we are seeing particularly in Western Europe, and to preferentially invest in our fast-growing, technology-rich businesses,” said Andrew N. Liveris, Dow's chairman and chief executive officer. “Today's announcement further demonstrates our resolve and ability to take swift, strategic cash flow interventions that will keep Dow solidly on a trajectory to deliver $10 billion in EBITDA in the near term.”
Dow will shut down three plants that produce STYROFOAM™ Brand Insulation products located in Estarreja, Portugal; Balatonfuzfo, Hungary; and Charleston, Illinois; and idle a plant in Terneuzen, The Netherlands. Dow will also close its toluene diisocyanate (TDI) plant in Camaçari, Brazil. In addition to these closures, Dow will consolidate certain other assets in its Polyurethanes and Epoxy businesses, optimizing their operations while remaining focused on meeting customer needs and sourcing through non-impacted assets. These actions are expected to take place over the next two years.
About Dow
Dow (NYSE: DOW) combines the power of science and technology to passionately innovate what is essential to human progress. The Company connects chemistry and innovation with the principles of sustainability to help address many of the world's most challenging problems such as the need for clean water, renewable energy generation and conservation, and increasing agricultural productivity. Dow's diversified industry-leading portfolio of specialty chemical, advanced materials, agrosciences and plastics businesses delivers a broad range of technology-based products and solutions to customers in approximately 160 countries and in high growth sectors such as electronics, water, energy, coatings and agriculture. In 2011, Dow had annual sales of $60 billion and employed approximately 52,000 people worldwide. The Company's more than 5,000 products are manufactured at 197 sites in 36 countries across the globe. References to "Dow" or the "Company" mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

Note: The forward-looking statements contained in this document involve risks and uncertainties that may affect the Company's operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the Company's expectations will be realized. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY
Registrant
Date: April 2, 2012

/s/ RONALD C. EDMONDS
Ronald C. Edmonds
Vice President and Controller